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                                                             EXHIBIT (a)(7)


                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF
                MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.



     MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC. (the "Corporation"), a corporation organized under the laws of the State of Maryland, having its principal place of business at 1221 Avenue of the Americas, New York, New York 10020, does hereby certify to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is registered as an open-end investment company under the Investment Company Act of 1940.

     SECOND: Pursuant to the authority contained in Section 2-605(a)(4) of the Maryland General Corporation Law, a majority of the full Board of Directors by resolution passed on February 17, 2000, have changed the name of the Corporation to The Universal Institutional Funds, Inc.

     THIRD: Pursuant to the requirements of Section 2-607 of the Maryland General Corporation Law, the Board of Directors has determined to file of record these Articles of Amendment, which Amendment is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and which Amendment is solely for the purpose of changing the name of the Corporation.

     FOURTH: Article SECOND, of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

          The name of the Corporation is The Universal Institutional Funds, Inc.

     FIFTH: These Articles of Amendment shall be effective upon the later of the time the State Department of Assessments and Taxation of Maryland accepts these Articles of Amendment of record or May 1, 2000.
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     IN WITNESS WHEREOF, Morgan Stanley Dean Witter Universal Funds, Inc. has
caused these Articles of Amendment to be signed in its corporate name and on its behalf by its President and its corporate seal to be hereunto affixed and attested by its Secretary as of the 22nd day of February, 2000.


                    MORGAN STANLEY DEAN WITTER UNIVERSAL FUNDS, INC.



                                         By: /s/ Michael F. Klein
                                            ---------------------
                                            Michael F. Klein
                                            President


[SEAL]

Attest:

/s/ Mary E. Mullin
------------------
Mary E. Mullin
Secretary
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          THE UNDERSIGNED, President of Morgan Stanley Dean Witter Universal
Funds, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth herein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                            /s/ Michael F. Klein
                                            --------------------
                                            Michael F. Klein
                                            President